Exhibit 10.13

$720,000.00	Albuquerque, New Mexico
December 5, 2002

REAL ESTATE MORTGAGE NOTE

(For individual borrower, Installments include interest)

After date, as hereinafter set forth, for value received, I, we, or either of us, promise to pay to the order of TOMRA of North America Finance Corporation (“TNAFC”), at P.O. Drawer 1034, Monticello, New York 12701, the sum of Seven Hundred Twenty Thousand ($720,000.00) Dollars in manner following, that is to say:

Six Thousand Eight Hundred Eighty and 70/100 ($6,880.70) Dollars on the 1st day of February, 2003, and Six Thousand Eight Hundred Eighty and 70/100 ($6,880.70) Dollars on the 1st day of each and every month thereafter for twenty-three (23) months. On January 1, 2005, the entire outstanding balance is due and owing.

The said monthly installments of Six Thousand, Eight Hundred Eighty and 70/100 ($6,880.70) Dollars shall include interest on said principal amount and/or on the unpaid balance thereof at the rate of eight (8%) percent per annum, and when said installments are paid, they shall be apportioned between interest and principal, and applied first to the payment of all interest due at date of payment, and the balance applied on the principal amount.

And I, we, or either of us, agree, in case of default of the payment of any of said installments, when, by the terms hereof, the same shall fall due, that such installments shall bear interest from the date of their respective maturities until paid at the rate of fifteen (15%) percent per annum; and that, if any one of said installments or any interest due thereon is not paid within ten (10) days after the same becomes due and payable, the whole of the principal sum then remaining unpaid, together with the interest that shall have accrued thereon, shall forthwith become due and payable without notice or demand, at the option of the holder of this Note.

In addition to other events of default provided by herein or in the Mortgage securing this Note, Wise Recycling West, LLC shall be in default under this Real Estate Mortgage Note and Mortgage upon the occurrence of a default under the Six Hundred Thousand and 00/100 ($600,000.00) Dollar Promissory Note, dated December 31, 2001, from Wise Recycling West, LLC in favor of TNAFC (the “2001 Note”); or under the Seven Hundred Twenty Thousand and 00/100 ($720,000.00) Dollar Promissory Note, dated December 6, 2002, from Wise Recycling West, LLC to TNAFC, relating to the purchase of real property located at 2601 Chambers Road, Aurora, Colorado (the “Aurora, Colorado Note”).

In the event of default TNAFC may declare the full amount of this Note, the 2001 Note and the Aurora, Colorado Note due immediately.

Every maker, endorser, and guarantor hereof waives presentment, protest, demand, notice of nonpayment, notice of dishonor, notice of protest, and all other demands and notices with respect to this Note, and any guaranty of this Note, and agrees that any extension or postponement of the time of payment or any other indulgence by the holder of this Note, any substitution, exchange or release of any collateral for this Note and/or the addition or release of any party primarily or secondarily liable hereunder may be made without notice to or the consent of any maker, endorser, or guarantor hereof, and without prejudice to the holder of this Note and without releasing any maker, endorser, or guarantor hereof, and that no delay or omission in the enforcement hereof, or of any guaranty hereof shall affect the liability of any maker, endorser, or guarantor of this Note.

And, I, we, or either of us agree to pay, in addition to all other sums due hereunder, all costs and expenses of collection of this Note and/or enforcing the same including a reasonable attorney’s fee which shall not be less than ten (10%) percent of the total amount unpaid hereon at the time of collection and/or enforcement, should this Note be placed in the hands of an attorney for collection and/or enforcement, or is collected or enforced through bankruptcy, probate or other judicial proceedings.

This Note is secured by a Real Estate Mortgage or Real Estate Deed of Trust bearing even date herewith.

The maker reserves the right to pay two (2) or more installments at any time.

THIS FORM DOES NOT CONTAIN DISCLOSURES REQUIRED BY SECTIONS 56.8.11.1 THROUGH 56.8.11.4 NMSA 1978 AND/OR DISCLOSURES REQUIRED BY THE TRUTH IN LENDING REFORM AND SIMPLIFICATION ACT AND BY REGULATION Z PROMULGATED THEREUNDER. USE THIS FORM ONLY IN CONJUNCTION WITH A SEPARATE DISCLOSURE STATEMENT OR OTHER SIMILAR INSTRUMENT INCORPORATING THE REQUIRED DISCLOSURES OR FOR TRANSACTIONS EXEMPT PROM SAID ACTS.

Wise Recycling West, LLC

By:	/s/ GARY R. CURTIS
Gary R. Curtis, Vice President